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As filed with the Securities and Exchange Commission on August 4, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SABRE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-2662240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3150 Sabre Drive Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

SABRE HOLDINGS CORPORATION AMENDED AND RESTATED
1996 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

James F. Brashear
Corporate Secretary
Sabre Holdings Corporation
3150 Sabre Drive
Southlake, Texas 76092
682-605-1000
(Name, address and telephone number, including area code, of agent for service)

The Commission is requested to mail copies of all orders, notices and communications to:

Martin B. McNamara
Gibson, Dunn & Crutcher LLP
2100 McKinney Ave., Suite 1100
Dallas, TX 75201
(214) 698-3100

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Class A Common Stock, $.01 par value	14,000,000 shares(2)	$22.65	$317,100,000	$25,653

(1)
Based on the average of the high and low prices of the Common Stock of Sabre Holdings Corporation (the "Common Stock") as reported on the New York Stock Exchange on August 1, 2003, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Act").

(2)
Represents additional shares available for issuance under the Amended and Restated 1996 Long-Term Incentive Plan. Pursuant to Rule 416(a) under the Act, includes such indeterminate number of shares of Class A Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

INTRODUCTORY STATEMENT

        This registration statement relates to shares of Sabre Holdings Corporation ("Sabre") Class A common stock, par value $0.01 per share ("Common Stock"), eligible for issuance under the Sabre Holdings Corporation Amended and Restated 1996 Long-Term Incentive Plan, as amended (the "Plan"). The shares of Common Stock eligible for issuance under the Plan have previously been registered in Registration Statement on Form S-8 filed with the Securities and Exchange Commission (Registration No. 333-13917).

        This registration statement is being filed to register an additional 14,000,000 shares of Common Stock that may be issued pursuant to the Plan as a result of an amendment to the Plan, approved by the stockholders on May 14, 2002, increasing the number of shares that may be issued under the Plan from 13,635,410 to 27,635,410.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        In accordance with the provisions of General Instruction E of Form S-8, Sabre hereby incorporates by reference the contents of Sabre's currently effective Registration Statement on Form S-8 (Registration No. 333-13917).

Item 3.  Incorporation of Documents by Reference

        The following documents filed by Sabre are incorporated by reference, as of their respective dates, in this Registration Statement:

    •
    Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended, filed with the Securities and Exchange Commission (the "Commission") on March 17, 2003;

    •
    Quarterly Report on Form 10-Q for the fiscal year ended March 31, 2003, filed with the Commission on May 15, 2003;

    •
    Current Report on Form 8-K, filed with the Commission on April 14, 2003 (Item 5 only);

    •
    Current Report on Form 8-K, filed with the Commission on April 17, 2003 (Item 5 only);

    •
    Pages 4 through 7 under the captions "Election of Directors" and "Continuing Directors" and pages 13 through 45 under the captions "Information Regarding the Compensation of Directors" through "Section 16(a) Beneficial Ownership Reporting Compliance" contained in our definitive proxy statement relating to Sabre's annual meeting of stockholders on May 14, 2003 and incorporated by reference into Sabre's annual report on Form 10-K; and

    •
    The description of the Common Stock set forth in Sabre's Registration Statement on Form 8-A (File No. 001-12175), filed with the Commission on September 16, 1996 and amended on August 4, 2003, together with any amendment or report Sabre may file for the purpose of updating that description.

        In addition, all documents subsequently filed by Sabre pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

        James F. Brashear, who has delivered to Sabre a legal opinion regarding the validity of the shares of Common Stock registered pursuant to this Registration Statement, is the Corporate Secretary of Sabre; he has the right to acquire 80,427 shares of Common Stock pursuant to outstanding options awarded under the Plan; and he owns 18,513 shares of restricted stock under the Plan, beneficial interests in 187 shares of Common Stock held by Sabre's Employee Stock Purchase Plan and one share as a record holder.

Item 8.  Exhibits

Exhibit Number	Exhibit
4.1	—Second Restated Certificate of Incorporation, as amended, of Sabre(1)
4.2	—Restated Bylaws of Sabre(2)
4.3	—Specimen of Class A Common Stock Certificate(3)
5	—Opinion of James F. Brashear, Corporate Secretary of Sabre Holdings Corporation
23.1	—Consent of James F. Brashear, Corporate Secretary of Sabre Holdings Corporation(4)
23.2	—Consent of Ernst & Young LLP
24	—Powers of Attorney(5)

(1)
Incorporated by reference from Exhibit 3.1 to Sabre's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.
(2)
Incorporated by reference from Exhibit 3.2 to Sabre's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.
(3)
Incorporated by reference from Exhibit 4.1 to Sabre's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.
(4)
See Exhibit 5 of this Registration Statement.
(5)
See page S-2 of this Registration Statement.

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, Sabre Holdings Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southlake, State of Texas, on August 4, 2003.

SABRE HOLDINGS CORPORATION
By:	/s/ JAMES F. BRASHEAR James F. Brashear Corporate Secretary

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James F. Brashear, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM J. HANNIGAN William J. Hannigan	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 4, 2003
/s/ JEFFERY M. JACKSON Jeffery M. Jackson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 4, 2003
/s/ ROYCE S. CALDWELL Royce S. Caldwell	Director	August 4, 2003
/s/ PAUL C. ELY, JR. Paul C. Ely, Jr.	Director	August 4, 2003
/s/ GLENN W. MARSCHEL, JR. Glenn W. Marschel, Jr.	Director	August 4, 2003
/s/ BOB L. MARTIN Bob L. Martin	Director	August 4, 2003
/s/ PAMELA B. STROBEL Pamela B. Strobel	Director	August 4, 2003
/s/ MARY ALICE TAYLOR Mary Alice Taylor	Director	August 4, 2003
/s/ RICHARD L. THOMAS Richard L. Thomas	Director	August 4, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	—Second Restated Certificate of Incorporation, as amended, of Sabre (1)
4.2	—Restated Bylaws of Sabre(2)
4.3	—Specimen of Class A Common Stock Certificate(3)
5	—Opinion of James F. Brashear, Corporate Secretary of Sabre Holdings Corporation
23.1	—Consent of James F. Brashear, Corporate Secretary of Sabre Holdings Corporation(4)
23.2	—Consent of Ernst & Young LLP
24	—Powers of Attorney(5)

(1)
Incorporated by reference from Exhibit 3.1 to Sabre's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.
(2)
Incorporated by reference from Exhibit 3.2 to Sabre's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.
(3)
Incorporated by reference from Exhibit 4.1 to Sabre's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.
(4)
See Exhibit 5 of this Registration Statement.
(5)
See page S-2 of this Registration Statement.

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INTRODUCTORY STATEMENT
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 5. Interests of Named Experts and Counsel
  Item 8. Exhibits
SIGNATURES AND POWERS OF ATTORNEY
EXHIBIT INDEX